                                                                 EXHIBIT 21.01

                               ORACLE CORPORATION
                           FEDERAL I. D. # 94-2871189
                         SUBSIDIARIES OF THE REGISTRANT
                               AS OF MAY 31, 1997

LIST OF ENTITIES:
                                                      STATE OR COUNTRY
SUBSIDIARY                                            OF INCORPORATION
----------                                            ----------------
Oracle (Barbados) Foreign Sales Corporation           Barbados
Network Computer, Inc.                                Delaware
Datalogix International, Inc.                         Delaware
Intercom Global Corporation                           Delaware
Intercom Software Corporation                         Delaware
Intercom Network Corporation                          Delaware
Oracle Credit Corporation                             California
Oracle China, Inc.                                    California
Oracle Taiwan, Inc.                                   California
Oracle Complex Systems Corporation                    Delaware
Oracle Japan Holding, Inc.                            Delaware
RSIB, Inc.                                            Delaware
Oracle Holdings, Inc.                                 Delaware
Oracle GmbH                                           Austria
Oracle Belgium N.V.                                   Belgium
Oracle Software d.o.o.                                Croatia
Oracle Czech S.R.O.                                   Czech Republic
Oracle Danmark A/S                                    Denmark
Oracle Deutschland GmbH                               Germany
Oracle Finland OY                                     Finland
Oracle France S.A.                                    France
Oracle Hellas S.A.                                    Greece
Oracle Hungary Kft.                                   Hungary
Oracle Europe Manufacturing Limited                   Ireland
Oracle Technology Company                             Ireland
Oracle Italia, S.p.A.                                 Italy
Oracle Holding Antilles NV                            Netherlands Antilles
Network Computer Incorporated, Nederland B.V.         The Netherlands
Oracle Nederland B.V.                                 The Netherlands
Folebo BV                                             The Netherlands
Oracle Norge AS                                       Norway
Oracle Polska, Sp. z.o.o.                             Poland
Oracle Portugal - Sistemas De Informacao, LDA         Portugal
Oracle Slovensko spol. s.l.o.                         Slovakia
Oracle Slovenia d.o.o.                                Slovenia
Oracle Iberica S.A. (Spain)                           Spain
Oracle Svenska AB                                     Sweden
Oracle Software (Switzerland) Ltd.                    Switzerland
Oracle AG                                             Switzerland

                              ORACLE CORPORATION
                           FEDERAL I. D. # 94-2871189
                         SUBSIDIARIES OF THE REGISTRANT
                               AS OF MAY 31, 1997


LIST OF ENTITIES:
                                                           STATE OR COUNTRY
SUBSIDIARY                                                 OF INCORPORATION
----------                                                 ----------------
Oracle Corporation OLAP, Ltd.                              UK
Oracle Corporation UK Limited                              UK
Oracle Resources Ltd.                                      UK
Oracle Corporation Nominees, Ltd.                          UK
Oracle EMEA Management Ltd.                                UK
Oracle Systems Limited                                     Cyprus
Oracle Software Systems Israel Limited                     Israel
Saudi Oracle Limited                                       Saudi Arabia
Oracle (South Africa) (Pty) Limited                        South Africa
Oracle Biligisayer Sistemleri Limited Sirketi              Turkey
Oracle Argentina S.A.                                      Argentina
Oracle do Brazil Sistemas Ltda.                            Brazil
Oracle Caribbean, Inc.                                     Puerto Rico/United States
Oracle Holding Cayman                                      Cayman Islands
Sistemas Oracle de Chile S.A.                              Chile
Centro de Capacitacion Oracles Ltda.                       Chile
Oracle Colombia Limitada                                   Colombia
Oracle Centroamerica S.A.                                  Costa Rica
Oracle Ecuador S.A.                                        Ecuador
Oracle Mexico S.A. de C.V.                                 Mexico
Oracle del Peru, S.A.                                      Peru
Oracle Uruguay, S. A.                                      Uruguay
Oracle de Venezuela C.A.                                   Venezuela
Oracle Corporation Canada, Inc.                            Canada
La Societe D'Informatique Oracle du Quebec, Inc.           Canada
Oracle Corporation Japan                                   Japan
Oracle Systems (Australia) Pty. Ltd.                       Australia
Beijing Oracle Systems Company Limited                     China
Oracle Systems China (Hong Kong) Limited                   Hong Kong
Oracle Systems Hong Kong Limited                           Hong Kong
PT Oracle Indonesia Ltd.                                   Indonesia
Oracle Systems (Korea) Ltd.                                Korea
Oracle Systems Malaysia Sdn. Bhd.                          Malaysia
Oracle New Zealand, Ltd.                                   New Zealand
Oracle Systems (Philippines) Inc.                          Philippines
Oracle Systems South East Asia (Singapore) Pte. Ltd.       Singapore
Oracle Systems (Thailand) Company Limited                  Thailand
Oracle Vietnam                                             Vietnam
Oracle Software India Ltd.                                 India